EXHIBIT 10.30

David Gould (SBN 37947)
McDermott, Will & Emery
2049 Century Park East, 34th Floor
Los Angeles, California 90067
(310) 277-4110
Fax: (310) 277-4730

Attorney for Debtor and
Debtor in Possession

                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA

In re                                |              CASE No. LA 00-44653-KM
                                     |              Chapter 11
QUENTRA NETWORKS INC.,               |
                                     |      ORDER PURSUANT TO SECTION 363 OF
                                     |      THE BANKRUPTCY CODE
                      Debtor.        |      AUTHORIZING AND APPROVING
                                     |      STOCK PURCHASE AGREEMENT WITH
                                     |      GLDI AND TRANSACTIONS
                                     |      CONTEMPLATED THEREUNDER
                                     |
                                     |      Date:   March 7, 2001
                                     |      Time:   11:00 a.m.
                                     |      Place:  Courtroom "1468"
                                     |              255 East Temple Street
                                     |              Los Angeles, California
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         On March 7, 2001, at 11:00 a.m. in the Courtroom of the undersigned
United States Bankruptcy Judge, the Court considered the motion brought by Quentra Networks, Inc., debtor and debtor in possession ("Debtor"), for an order under 11 U.S.C. section 363 and Federal Rule of Bankruptcy Procedure ("FRBP") 2002, 6004 and 9014 ("Motion"). The Motion seeks authorization for the Debtor's entry into and consummation of that certain Stock Purchase Agreement ("SPA") with Group Long Distance, Inc. ("GLDI") whereby the Debtor shall, among other things, sell all of its shares of its wholly owned subsidiary HomeAccess MicroWeb, Inc., a California corporation ("HomeAccess") to GLDI free of liens, claims and encumbrances and take such other actions related thereto as specified in the SPA. The SPA is attached as Exhibit 1 to the document entitled "Final Transaction Documents for Debtor's Stock Purchase Agreement and Pledge Transaction" filed with the Court on February 16, 2001.

         On February 22, 2001 the Court entered its "Amended Order Granting Debtor's Motion for Authorization to Enter Into Stock Purchase Agreement, Subject to Overbid, Establishing Sale Procedures and Setting Dates and Deadlines" ("Procedures Order"). Pursuant to the Procedures Order, the Court approved, among other things, procedures for entertaining higher and better offers for the HomeAccess shares and approving the date of and the form and manner of notice of the hearing on the Motion. On March 6, 2001 at 11:00 a.m. and on March 7, 2001 at 11:00 a.m., the Court conducted its hearing on the Motion, approval of the SPA, any qualified competing bids and any objections to the Motion. Each such objection to the Motion having been withdrawn or overruled, and after due deliberation, and good and sufficient cause appearing therefore:

     THE COURT FINDS THAT:

     A. The Court has jurisdiction over this matter pursuant to 28 U.S.C. sections 157 and 1334 and that this matter is a core proceeding under 28 U.S.C. sections 157(b)(2)(A), (M), (N) and (O);

     B. The Debtors have provided appropriate, due and adequate notice of the Motion and the hearing thereon, including as required under the Procedures Order, and such notice is in compliance with Bankruptcy Rules 2002, 6004 and 9014.

     C. The Debtor has established sound business justification for the proposed sale. The prompt closing of the transactions contemplated by the SPA is in the best interest of the Debtor, its estate and creditors.

     D. GLDI's offer under the terms and conditions of the SPA and as approved by this Order, is the highest and best offer for HomeAccess. The purchase price constitutes full and adequate consideration and reasonably equivalent value for the property exchanged pursuant to the SPA.

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E.       The SPA was negotiated and entered into by the parties thereto in good faith, from arm's length bargaining positions; GLDI is not an insider, as that term is defined in section 101(31) of the Code, GLDI is a purchaser in good faith with respect to the consideration exchanged pursuant to the SPA, including as that term is used in the Bankruptcy Code, and as such, is entitled to the full protection of section 363(m) of the Bankruptcy Code as the transferee of the consideration exchanged pursuant to the SPA.

Now, therefore, IT IS HEREBY ORDERED, that:

1. The Motion be, and hereby is, granted, but with and only with, the modifications to the SPA as follows:

          a. Section II.I of the SPA entitled "Termination of Agreement and Plan of Merger" is deleted from the SPA in its entirety.

          b. If GLDI acquires control of HA Technology, Inc., a Delaware corporation ("HAT"), then GLDI shall issue to Quentra a warrant to purchase an additional 200,000 shares of GLDI common stock at $4.50 per share.

          c. The warrants set forth in paragraph 1(b) above shall be exercisable for a period of six months commencing on the date that is one year after GLDI acquires control of HAT and continuing until the date that is 18 months after the date that GLDI acquires control of HAT.

          d. GLDI agrees that if GLDI acquires an ownership interest in HAT that it will do so in its name and cause HAT to become a subsidiary of GLDI.

          e. The Debtor agrees that all funds transferred from Quentra to HomeAccess prepetition were capital contributions, regardless of how characterized, and waives all claims for the recovery of such transfers.

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          f.   As stated by GLDI at the hearing and as stated in motion GLDI forgives the $250,000 loan it made approx two weeks ago to HA Microweb, as to which loan debtor posted the stock here being sold as security for said loan.

2. The SPA and all of the transactions contemplated thereby, including but not limited to the Debtor's cancellation of the Option Agreement referred to in the SPA, be, and hereby are, approved in all respects, and the Debtor is authorized and directed to enter into, and to implement and perform its obligation under the SPA and to take such other actions as are reasonably necessary to effectuate the terms of the SPA.

3.       The Debtor is authorized and directed pursuant to section 363(b) and
         (f) of the Bankruptcy Code to transfer its shares of HomeAccess and otherwise exchange the consideration called for under the SPA free and clear of any and all liens, claims (including but not limited to any and all "claims" as defined in section 101(5) of the Code ("Claims")) and encumbrances in or with respect to any of the assets, whether arising prior to or subsequent to the filing of Debtor's chapter 11 petition, whether imposed by agreement , understanding, law, equity or otherwise (collectively, the "Encumbrances"), except as provided in the SPA, with all such Encumbrances to attach only to the proceeds of sale and the interest earned thereon with the same priority, validity, force and effect as they now have in or against the assts and other consideration exchanged pursuant to the SPA. The Debtor is authorized and directed to deliver such documentation as may be necessary at the closing to evidence the transfers contemplated by the SPA and this Order.

4. This Order shall be binding upon, and shall inure to the benefit of, the Debtor and GLDI and their respective successors and assigns, including, without limitation, any trustee, responsible person, estate administrator, representative or similar person hereinafter appointed for or in connection with the Debtor's estate or affairs in this or in any subsequent case under the Bankruptcy Code.

5. Nothing contained in any subsequent order, chapter 11 plan of reorganization (or liquidation) confirmed in this case or the order of confirmation confirming any such plan shall conflict with or derogate from the provision of the SPA or this Order.

6. This Court shall retain jurisdiction over the parties for the purpose of enforcing the provisions of this Order.

7. After execution of this Order by this Court, with respect to the SPA, GLDI shall be entitled to the protection of section 363(m) of the Bankruptcy Code. The transactions contemplated by the SPA are undertaken by GLDI in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and, accordingly, the reversal or modification on appeal of this Order and the authorization to consummate the transactions provided herein shall not affect the validity of any transfer or other act under the SPA and this Order to GLDI, unless such transfer or other action is duly stayed pending such appeal.

8. The officers and authorized employees of the Debtor shall be, and they hereby are, authorized and empowered to execute and deliver any and all documents, and to do any and all acts, as reasonably may be necessary to implement the terms of the SPA as approved by this Order.

9. Except as provided herein, there are no releases given to any insider of Quentra.

10. Pursuant to Bankruptcy Rule 6004(g), this Order shall be effective and enforceable immediately upon entry.


IT IS SO ORDERED.


DATED: March 8, 2001                                 /s/ Kathleen P. March
                                                     ---------------------
                                                     KATHLEEN P. MARCH

                         UNITED STATES BANKRUPTCY JUDGE


[signatures of counsel on next page][counsel signatures on order approving sale]

Submitted by:
McDermott, Will & Emery



By: /s/ David Gould
    ---------------------------------
David Gould, Attorneys for Debtor


Approved as to form:
Wolf, Rifkin & Shapiro, LLP



By: /s/ Simon Aron_
    ---------------------------------
Simon Aron
Proposed Attorneys for the
Creditors' Committee


Loeb & Loeb LLP



By: /s/ Lance N. Jurich
    ---------------------------------
Lance N. Jurich, Attorneys
For Omega Advisors, Inc.


Lewis R. Landau
Attorney at Law



By: /s/ Lewis R. Landau_
    ---------------------------------
Lewis R. Landau
Attorneys for Group Long
Distance, Inc.